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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NGL Energy Partners LP
Tulsa, Oklahoma

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 2011, relating to the consolidated financial statements of NGL Supply, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Dallas, Texas

April 15, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm